Exhibit 99.2
AMENDMENT AND WAIVER OF
6% SERIES B CONVERTIBLE NOTES

This Amendment and Waiver, dated as of November 30, 2007 (this “Amendment”), is entered into by and among nCOAT, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).  Capitalized terms that are used herein without definition shall have the meanings ascribed to them in the Transaction Documents (as defined below).

A.         The Company and the Investors are parties to (i) that certain Securities Purchase Agreement dated as of May 31, 2007 (the “SPA”);

B.         Pursuant to the terms of the SPA, the Company issued to the Investors (i) 6% Series B Convertible Notes due May 31, 2010 (the “Notes”), and (ii) Warrants to Purchase Common Stock (the “Warrants” and together with the SPA and Notes, the “Transaction Documents”); and

C.         The Investors hold at least seventy-five percent (75%) of the aggregate principal amount of the Notes outstanding as of the date of this Amendment.

D.         Section 4(a)(iv) of the Notes states that the failure by the Company to pay to the holders of the Notes any amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under the Notes or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay any Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days, constitutes a “Trigger Event,” giving rise to Redemption Rights as set forth in the Notes.

E.         Section 13(b) of the Notes requires the Company to get the prior written consent of the Holders of 75% of the then outstanding Notes prior to incurring additional indebtedness, other than Permitted Indebtedness.  The Company and the Investors acknowledge and agree that the Company incurred additional indebtedness of $940,000, which was not Permitted Indebtedness, without the prior approval of the Holders of 75% of the then outstanding Notes and the Company is therefore in breach of such Section 13(b) of the Notes.

F.         Each of Items D and E above constitutes a “Trigger Event” as that term is defined in the Notes.

G.         The Investors desire to waive the Trigger Events set forth in Items D and E above.

NOW, THEREFORE, in consideration of the premises set forth above, by their execution below, each Investor and the Company hereby agrees as follows:

1.         Pursuant to Section 15 of the Notes, the Notes shall be amended by:

a.          changing the Conversion Price set forth in Section 3(c)(ii) of the Notes from $0.40 to $0.25, subject to further adjustment as set forth therein; and

b.         adding the following Section 4(a)(xiv) in the Notes:

“(xiv)  any quarterly reports on Form 10-Q or Form 10-QSB filed by the Company with the Commission for the three months ending on the following dates which disclose “Net Cash Used in Operating Activities” in excess of the numbers set forth next to each:

March 31, 2008:	$850,000.00

June 30, 2008:	$700,000.00

September 30, 2008 – March 31, 2010:	$450,000.00”

3.          The Company and the Investors acknowledge and agree that the change in the Conversion Price of the Notes set forth in Section 2(a) above, and the resulting increase in the number of shares issuable upon conversion thereof, shall not cause an adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants as provided for in Section 2 of the Warrants.  Additionally, the Company and the Investors acknowledge and agree that any Trigger Event occurring prior to the execution of this Amendment shall not cause an adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrants as provided for in Section 2 of the Warrants.

4.          The Company and the Investors acknowledge and agree that the waivers set forth in this Amendment relate only to the Trigger Events set forth in Items D and E above and that no Investor is waiving any subsequent breaches of the SPA, Notes and/or Warrants by the Company occurring on or after the date of this Amendment.

5.          The Company and the Investors acknowledge and agree that, except as specifically waived or modified by the terms of this Amendment, the SPA, Notes, and Warrants shall remain unmodified and in full force and effect, and shall not in any way be changed, modified or superseded by the terms set forth in this Amendment.

6.          The Company hereby agrees that it will disclose its entry into this Amendment by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission within the time prescribed by applicable securities laws and rules.

[Signature Pages Follow]

Please indicate your agreement to the foregoing Amendment and Waiver by signing a copy of this Amendment and Waiver where indicated below.

nCOAT, Inc.

By: _________________________
Name: Paul Clayson
Title: Chief Executive Officer

7237 Pace Drive
P.O. Box 38
Whitsett, NC 27377

Acknowledged and Agreed:

Name of Investor: _________________________________________

By: ___________________________
Name:
Title:

Address:	_________________________________
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